As filed with the Securities and Exchange Commission on July 26, 2006
Registration No. 333-75774

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1385548
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12900 Snow Road
Parma, Ohio 44130
(216) 676-2000
(Address of Principal Executive Offices, Including Zip Code)

UCAR International Inc.
Management Stock Option Plan
(Full Title of the Plan)

Gary R. Whitaker, Esq.
General Counsel, Vice President and Secretary
12900 Snow Road
Parma, Ohio 44130
(Name and Address of Agent for Service)

(216) 676-2426
(Telephone Number, Including Area Code, of Agent for Service)

Copy To:
M. Ridgway Barker, Esq.
Kelley Drye & Warren LLP
Two Stamford Plaza
281 Tresser Boulevard
Stamford, CT 06901
(203) 324-1400

DEREGISTRATION OF SECURITIES

        GrafTech International Ltd. (the “Registrant”) is filing this post-effective amendment to deregister securities registered for issuance pursuant to the UCAR International Inc. Management Stock Option Plan (as amended and restated, the “Plan”) on Registration Statement on Form S-8, No. 333-75774 (the “Registration Statement”). The Registration Statement registered 5,000,000 shares of common stock, par value $.01 per share, of the Registrant for issuance in accordance with the Plan. All remaining unissued shares are hereby deregistered.

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ITEM 8.   EXHIBITS.

        The following opinions, consents and other documents are attached hereto as exhibits:

Exhibit No.	Description

4.1	The UCAR International Inc. Management Stock Option Plan, effective as of September 29, 1998 (Mid-Management Version), as amended (previously filed).

4.2	Form of Non-Qualified Stock Option Agreement (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 33-84850)).

4.3	Form of Non-Qualified Stock Option Agreement (standard version) (incorporated by reference to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1998.)

4.4	UCAR International Inc. 1996 Mid-Management Equity Incentive Plan effective as of February 6, 1996 (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 33-1090)).

5.1	Opinion of Kelley Drye & Warren LLP regarding legality of the securities originally registered (previously filed).

5.2	Opinion of Kelley Drye & Warren LLP regarding legality of the securities being registered (previously filed).

5.3	Opinion of Kelley Drye & Warren LLP regarding legality of the securities being registered (previously filed).

23.1	Consent of KPMG LLP (previously filed).

23.2	Consent of Kelley Drye & Warren LLP (previously filed).

24.1	Power of Attorney for R. Eugene Cartledge.*

24.2	Power of Attorney for Mary B. Cranston.*

24.3	Power of Attorney for John R. Hall.*

24.4	Power of Attorney for Ferrell P. McClean.*

24.5	Power of Attorney for Michael C. Nahl.*

24.6	Power of Attorney for Craig S. Shular.*

24.7	Power of Attorney for Harold E. Layman.*

24.8	Power of Attorney for Frank A. Riddick, III.*

_________________

*	Filed herewith

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parma, State of Ohio, on the 25th day of July, 2006.

GRAFTECH INTERNATIONAL LTD. By: /s/ Mark Widmar Name: Mark Widmar Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
* Craig S. Shular	Chief Executive Officer, President and Director (Principal Executive Officer)	July 25, 2006
/s/ Mark Widmar Mark Widmar	Chief Financial Officer and Vice President (Principal Accounting Officer)	July 25, 2006
* R. Eugene Cartledge	Director	July 25, 2006
* Mary B. Cranston	Director	July 25, 2006
* John R. Hall	Director	July 25, 2006
* Harold E. Layman	Director	July 25, 2006
* Ferrell P. McClean	Director	July 25, 2006
* Michael C. Nahl	Director	July 25, 2006
* Frank A. Riddick, III	Director	July 25, 2006

*By /s/ Mark Widmar Mark Widmar, Chief Financial Officer, as Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description

4.1	The UCAR International Inc. Management Stock Option Plan, effective as of September 29, 1998 (Mid-Management Version), as amended (previously filed).

4.2	Form of Non-Qualified Stock Option Agreement (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 33-84850)).

4.3	Form of Non-Qualified Stock Option Agreement (standard version) (incorporated by reference to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1998.)

4.4	UCAR International Inc. 1996 Mid-Management Equity Incentive Plan effective as of February 6, 1996 (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 33-1090)).

5.1	Opinion of Kelley Drye & Warren LLP regarding legality of the securities originally registered (previously filed).

5.2	Opinion of Kelley Drye & Warren LLP regarding legality of the securities being registered (previously filed).

5.3	Opinion of Kelley Drye & Warren LLP regarding legality of the securities being registered (previously filed).

23.1	Consent of KPMG LLP (previously filed).

23.2	Consent of Kelley Drye & Warren LLP (previously filed).

24.1	Power of Attorney for R. Eugene Cartledge.

24.2	Power of Attorney for Mary B. Cranston.

24.3	Power of Attorney for John R. Hall.

24.4	Power of Attorney for Ferrell P. McClean.

24.5	Power of Attorney for Michael C. Nahl.

24.6	Power of Attorney for Craig S. Shular.

24.7	Power of Attorney for Harold E. Layman.

24.8	Power of Attorney for Frank A. Riddick, III.

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